UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported)             September 30, 2009

DARLING INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24620	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS                   75038
(Address of Principal Executive Offices)                                                      (Zip Code)

Registrant’s telephone number, including area code:                       (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        /  /   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       /  /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       /  /     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       /  /     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01
Entry into a Material Definitive Agreement.

On September 30, 2009, Darling International Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Amendment”) with its lenders under its Credit Agreement, dated as of April 7, 2006, by and among the Company, as borrower, the lenders signatory thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Amendment (i) extends the maturity date of the revolving credit facility under the Credit Agreement from April 7, 2011 to April 7, 2013, (ii) revises the pricing schedule with respect to letter of credit fees and interest rates payable by the Company and amends certain definitions in connection therewith, (iii) permits the issuance of new unsecured indebtedness and amends and adds certain definitions in connection therewith, and (iv) amends certain provisions with respect to the defaulting lender concept in the Credit Agreement.  Pursuant to the Amendment, the Company can issue new unsecured indebtedness provided that (i) no default under the Credit Agreement exists or would result from the incurrence of such new unsecured indebtedness, (ii) the amount of such new unsecured indebtedness does not exceed $150 million at any time outstanding, and (iii) after giving pro forma effect to such incurrence of new unsecured indebtedness, the Company is in compliance with the fixed charge coverage ratio and the leverage ratio (as determined in accordance with the terms of the Credit Agreement).

As of September 30, 2009, the Company was in compliance with all of the covenants contained in the Credit Agreement and there were no outstanding borrowings under the revolving credit facility provided for in the Credit Agreement.  At September 30, 2009, the Company had $33.75 million of long term debt outstanding.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Third Amendment to Credit Agreement, dated as of September 30, 2009, by and among Darling International Inc., as borrower, various lending institutions party thereto and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INTERNATIONAL INC.

Date: October 2, 2009	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and
General Counsel

EXHIBIT LIST

10.1	Third Amendment to Credit Agreement, dated as of September 30, 2009, by and among Darling International Inc., as borrower, various lending institutions party thereto and JPMorgan Chase Bank, N.A.